UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2022 (August 2, 2022)

Kiniksa Pharmaceuticals, Ltd.

(Exact name of Registrant as Specified in Its Charter)

Bermuda	001-38492	98-1327726
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Kiniksa Pharmaceuticals, Ltd.

Clarendon House

2 Church Street

Hamilton HM11, Bermuda
(808) 451-3453

(Address, zip code and telephone number, including area code of principal executive offices)

Kiniksa Pharmaceuticals Corp.

100 Hayden Avenue

Lexington, MA, 02421

(781) 431-9100

(Address, zip code and telephone number, including area code of agent for service)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Shares $0.000273235 par value	KNSA	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 2, 2022, Kiniksa Pharmaceuticals (UK), Ltd. (“Kiniksa UK”), a wholly-owned subsidiary of Kiniksa Pharmaceuticals, Ltd. (the “Company”) entered into a license agreement (the “License Agreement”) with Genentech, Inc. and F. Hoffmann-La Roche Ltd (collectively, “Genentech”), pursuant to which Kiniksa UK granted Genentech exclusive worldwide rights to develop and commercialize vixarelimab and related antibodies (each, a “Licensed Product”).

Under the License Agreement, Kiniksa UK will receive $100 million in upfront and near-term payments, which payments include (a) $80 million due and payable within 30 days of the later of (i) the signing of the License Agreement and (ii) the first business day following antitrust clearance (such later date, the “Effective Date”) and (b) $20 million due and payable within 30 days after Kiniksa UK’s delivery of certain drug supplies to Genentech following the Effective Date. In addition, Kiniksa UK will be eligible to receive up to approximately $600 million in contingent payments, including specified development, regulatory and sales-based milestones, before fulfilling Kiniksa’s upstream financial obligations. Kiniksa UK will also be eligible to receive tiered percentage royalties on a Licensed Product-by-Licensed Product basis ranging from low double digits to mid-teens on annual net sales of each Licensed Product, subject to certain customary reductions, with an aggregate minimum floor, before fulfilling Kiniksa’s upstream financial obligations. Royalties will be payable on a Licensed Product-by-Licensed Product and country-by-country basis until the latest to occur of the expiration of certain patents that cover a Licensed Product, the expiration of regulatory exclusivity for such Licensed Product, or the tenth anniversary of first commercial sale of such Licensed Product in such country.

Pursuant and subject to the terms of the License Agreement, Genentech has the exclusive worldwide right to conduct development and commercialization activities for Licensed Products at its sole cost. Notwithstanding the foregoing, Kiniksa shall be responsible, at its sole cost, for continuing to conduct and finalize the Phase 2b clinical trial assessing the efficacy, safety and tolerability of vixarelimab in reducing pruritis in prurigo nodularis.

Absent early termination, the License Agreement will continue until there are no more royalty or other payment obligations owed to Kiniksa UK. Genentech has the right to terminate the License Agreement at its discretion with prior written notice and either party may terminate the License Agreement in the event of an uncured material breach of the other party or in the case of insolvency of the other party. In addition, the Agreement will terminate upon termination of the Biogen Agreement (as defined below). Genentech may also terminate the License Agreement prior to the Effective Date if Kiniksa UK is unable to or fails to certify that certain fundamental representations made as of the date of signing remain true and correct as of the Effective Date.

The License Agreement will be subject to certain closing conditions prior to the Effective Date, including satisfactory completion of regulatory and antitrust review. Either party may terminate the Agreement prior to the Effective Date if antitrust clearance has not occurred on or prior to 180 days after signing.

On August 2, 2022, the Company entered into Amendment No. 2 (the “Second Amendment”) to the Asset Purchase Agreement, dated September 7, 2016, by and between the Company and Biogen MA Inc. (“Biogen”), as amended by Amendment No. 1 thereto, dated as of July 31, 2017 (such agreement, as amended, the “Biogen Agreement”).

Pursuant to the terms of the Second Amendment, commencing on the Effective Date, certain defined terms in the Biogen Agreement will be amended, including Net Sales, Indication, Product, Combination Product and Valid Claim. In addition, the royalty rates to be paid by the Company to Biogen will increase by an amount equal to less than one percent.

Upon the termination or expiration of the License Agreement, as described above, the amendments to the terms of the Biogen Agreement, as set forth in the Second Amendment, will terminate and all terms of the Biogen Agreement will revert to the version of such terms in effect as of immediately prior to the Effective Date.

The foregoing description of the material terms of the License Agreement and the Second Amendment are qualified in their entirety by reference to the complete text of such agreements, which the Company intends to file, with confidential terms redacted, with the Securities and Exchange Commission (“SEC”) as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022.

Item 2.02. Results of Operations and Financial Condition.

On August 3, 2022, the Company issued a press release announcing financial results for the quarter ended June 30, 2022. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

Item 7.01. Regulation FD Disclosure.

On August 3, 2022, the Company issued a press release regarding the transactions described above in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.2.

In accordance with General Instruction B.2 of Form 8-K, the information contained in Items 2.02 and 7.01 of this Current Report on Form 8-K, and Exhibits 99.1 and 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing and except as expressly provided by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Kiniksa Pharmaceuticals, Ltd., dated August 3, 2022.

99.2	Press Release issued by Kiniksa Pharmaceuticals, Ltd., dated August 3, 2022.

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINIKSA PHARMACEUTICALS, LTD.

Date: August 3, 2022	By:	/s/ Madelyn Zeylikman
Madelyn Zeylikman
Vice President, General Counsel and Secretary